WILBER &
TOWNSHEND P.C.

Certified Public Accountants                                 465 Baldwin St.
Business Advisors                                            Jenison, MI 49428
                                                             PH:  616-457-4880
                                                             FX:  616-457-1114



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the use of our audit report dated September 19, 1996 for the year ended June 30, 1996 contained in the financial statements section of Intelligent Decision Systems, Inc.'s Form 10-KSB for the year ended June 30, 1997.





/s/ Wilber & Townshend

Jenison, MI
September 26, 1997